Exhibit 23(ii).1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Internet Commerce Corporation on Form S-3 of our report dated September 29, 2000, appearing in the Annual Report on Form 10-KSB of Internet Commerce Corporation for the year ended July 31, 2000, and to the reference to us under the caption "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York, New York
November 28, 2000